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                                                                   EXHIBIT 10.11

                                  FINDWHAT.COM

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT is made this 24th day of April, 2000, (the "Agreement") between FindWhat.com ("FindWhat.com" or the "Company"), a Nevada corporation, and Phillip Thune (the "Executive").

                                    RECITALS

         A. Executive is currently employed as an employee of FindWhat.com.

         B. The parties desire to continue Executive's employment by FindWhat.com to promote Executive to the position of Chief Financial Officer, on the terms and conditions stated herein.

                             STATEMENT OF AGREEMENT

         In consideration of the foregoing, and of Executive's continued employment, the parties agree as follows:

         1. Employment. The Company hereby employs Executive and Executive accepts such employment upon the terms and conditions hereinafter set forth to become effective on execution of this Agreement (the "Effective Time").

         2. Duties.

                  (a) Executive shall be employed: (i) to serve as Chief Financial Officer of FindWhat.com, subject to the authority and direction of the Board of Directors of FindWhat.com; and (ii) to perform such other duties and responsibilities similar to those performed by Executive prior hereto and exercise such other authority, perform such other or additional duties and responsibilities as the Board of Directors of FindWhat.com may, from time to time, prescribe. The Board of Directors of FindWhat.com will periodically review the addition of the Executive to the Company's Board of Directors at least annually while this Agreement is in effect. Additionally, the Board of Directors of FindWhat.com will periodically review the addition of the title and responsibilities of Chief Operating Officer with Executive at least annually while this Agreement is in effect.

                  (b) So long as employed under this Agreement, Executive agrees to devote full time and efforts exclusively on behalf of the Company and to competently, diligently and effectively discharge all duties of Executive hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with full time employment hereunder and which do not violate the other provisions of this Agreement.


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Executive further agrees to comply fully with all reasonable policies of the
Company as are from time to time in effect.

         3. Compensation. As full compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Executive during the term hereof a minimum base salary at the rate of $150,000 per year (the "Basic Salary"), payable bi-weekly or in other more frequent installments, as determined by the Company. The Basic Salary thereafter may be increased, but not decreased, from time to time, by the Board of Directors in connection with reviews and increases of the salaries of the Chairman, Chief Executive Officer and the President of the Company. The Board of Directors will review the Basic Salary after the Company's next round of equity financing and at least annually. Furthermore, Executive will be entitled to receive incentive compensation pursuant to the terms of plans adopted by the Board of Directors from time to time. The Executive has been granted stock options under the Company's 1999 Stock Incentive Plan; the Company agrees to grant the Executive an additional stock option to purchase 100,000 shares of the Company's common stock with an exercise price of $20 per share one business day after the closing price of the common stock hits $15 or higher. The vesting period of such option shall begin one business day after the closing price of the common stock hits $20 for the tenth time (the "Vesting Commencement Date"), or upon execution of an agreement by the Company which will give rise to a "Change in Control" of the Company as defined in the 1999 Stock Incentive Plan with a per share consideration equal to or greater than $20 per share. The vesting of such option shall be at the rat of 25% per year from the Vesting Commencement Date, with cliff vesting upon consummation of a "Change in Control" of the Company. Such option shall terminate on the tenth anniversary from the date of grant.

         4. Business Expenses. The Company shall promptly pay directly, or reimburse Executive for, all business expenses to the extent such expenses are paid or incurred by Executive during the term of employment in accordance with Company policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of the Company's business and properly substantiated.

         5. Benefits. During the term of this Agreement and Executive's employment hereunder, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided to other executive officers of the Company from time to time.

         6. Term; Termination.

                  (a) The Company shall employ the Executive, and the Executive accepts such employment, for an initial term commencing on the date of this Agreement and ending on December 31, 2000. Thereafter, this Agreement shall be extended automatically on each January 1 for an additional twelve-month period. Executive's employment may be terminated at any time as provided in this Section
6. For purposes of this Section 6, "Termination Date" shall mean the date on which any notice period required under this Section 6 expires or, if no notice period is specified in this Section 6, the effective date of the termination referenced in the notice.


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                  (b) The Company may terminate Executive's employment without cause upon giving 30 days' advance written notice to Executive. If Executive's employment is terminated without cause under this Section 6(b), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary and pro rata portion of Executive's bonus, if any, through the Termination Date, and will continue to pay Executive his Basic Salary and any incentive compensation and insurance under and consistent with plans adopted by the Company prior to the Termination Date until the first anniversary of the Termination Date (the "Severance Period"), and the Company will provide executive level outplacement services by a firm selected and contracted by the Company for up to six months following the Termination Date (the "Outplacement Services").

                  (c) The Company may terminate Executive's employment upon a determination by the Company that "Good Cause" exists for Executive's termination and the Company serves written notice of such termination upon Executive. As used in this Agreement, the term Good Cause shall refer only to any one or more of the following grounds:

                           (i) commission of a material and substantive act of theft, including, but not limited to, misappropriation of funds or any property of the Company;

                           (ii) intentional engagement in activities or conduct clearly injurious to the best interests or reputation of the Company which in fact result in material and substantial injury to the Company;

                           (iii) refusal to perform his assigned duties and responsibilities after receipt by Executive of written detailed notice and reasonable opportunity to cure;

                           (iv) gross insubordination by Executive, which shall consist only of a willful refusal to comply with a lawful written directive to Executive issued pursuant to a duly authorized resolution adopted by the Company;

                           (v) the clear violation of any of the material terms and conditions of this Agreement or any written agreement or agreements Executive may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and Executive's failure to cure such violation within such 30-day period);

                           (vi) Executive's substantial dependence, as determined by the Board of Directors of the Company, on alcohol or any narcotic drug or other controlled or illegal substance which materially and substantially prevents Executive from performing his duties hereunder; or

                           (vii) the final and unappealable conviction of Executive of a crime which is a felony or a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with his employment by the Company, which causes the Company a substantial detriment.


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In the event of a termination under this Section 6(c), the Company will pay
Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date. If any determination of substantial dependence under Section 6(c)(vi) is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner as specified in
Section 6(d) of this Agreement. If any determination of "Good Cause" is made under items 6(c), (i), (ii), (iii), (iv), (v), or (vii) which Executive contests, Executive shall have the opportunity, within 30 days of such determination, to personally appear in front of the Board of Directors and present his case to the Board of Directors and have the Board of Directors reconsider the determination of Good Cause.

                  (d) Executive's employment shall terminate upon the death or permanent disability of Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of FindWhat.com, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 180 days in any one year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than 180 days from the ending of the previous period of disability. Upon a determination by the Board of Directors of FindWhat.com that Executive's employment shall be terminated under this Section 6(d), the Board of Directors shall give Executive 30 days' prior written notice of the termination. If a determination of the Board of Directors under this Section 6(d) is disputed by Executive, the parties agree to abide by the decision of a panel of three physicians. FindWhat.com will select a physician, Executive will select a physician and the physicians selected by FindWhat.com and Executive will select a third physician. Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement.

                  (e) The Executive may terminate his employment for Good Reason (as defined below) upon giving 30 days advance written notice to the Company. If Executive's employment is terminated with Good Reason under this Section 6(e), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary and incentive compensation, if any, through the Termination Date, and will continue to pay Executive his Basic Salary and any incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date until the first anniversary of the Termination Date (the "Severance Period"), and the Company will provide executive level outplacement services by a firm selected and contracted by the Company for up to six months following the Termination Date (the "Outplacement Services"). As used in this Agreement, the term "Good Reason" means:

                           (i) without Executive's written consent, a change in status, position or responsibilities which, in the Executive's reasonable judgment, does not represent a promotion from existing status, position or responsibilities; the assignment of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, position or responsibilities as of the Effective Date; or



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                           (ii) a change in control of the Company as defined in
         the 1999 Stock Incentive Plan.

                  (f) The Executive may terminate his employment for any reason upon giving 30 days' advance written notice to the Company. If Executive's employment is so terminated under this Section 6(f), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date and any incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date.

         7. Indemnity.

                  (a) Subject only to the exclusions set forth in Section 7(b) hereof, the Company hereby agrees to hold harmless and indemnify Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding an action by or in the right of the Company) to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (b) No indemnity pursuant to Section 7(a) hereof shall be paid by the Company:

                           (i) except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which Executive is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Company;

                           (ii) in respect to remuneration paid to Executive if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                           (iii) on account of any suit in which judgment is rendered against Executive for an accounting of profits made from the purchase or sale by Executive of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                           (iv) on account of Executive's breach of any provision of this Agreement;

                           (v) on account of Executive's act or omission being finally adjudged to involve intentional misconduct, a knowing violation of law, or grossly negligent conduct; or



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                           (vi) if a final decision by a Court having
         jurisdiction in the matter shall determine that such indemnification is not lawful.

                  (c) All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive was an officer or director of the Company or serving in any other capacity referred to herein.

                  (d) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereof is to be made against the Company under this Section 7, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Executive otherwise than under this Section 7. With respect to any such action, suit or proceeding as to which Executive notifies the Company under this Section 7(d):

                           (i) The Company will be entitled to participate therein at its own expense.

                           (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company. After notice from the Company to Executive of its election so to assume the defense thereof, the Company will not be liable to Executive under this Section 7 for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive, unless (A) the employment of counsel by Executive has been authorized by the Company, or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company.

                           (iii) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.



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                  (e) Executive agrees that Executive will reimburse the Company for all customary and reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by the Company for such expenses under the provisions of Nevada law, federal securities laws, the Company's By-laws or this Agreement.

         8. Assignment. This Agreement is personal to Executive and Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

         9. Waiver. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

         10. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Executive at:

                  -------------------
                  -------------------
                  -------------------

and to the Company at:

                  FindWhat.com
                  127 West 27th Street
                  New York, NY 10001

                           Attention: Chief Executive Officer

with a copy to:

                  John B. Pisaris
                  Porter, Wright, Morris & Arthur LLP
                  41 S. High St.
                  Columbus, OH 43215

         11. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of New York. Any action brought to enforce the terms of this Agreement must be brought in either the federal or state courts of New York.

         12. Amendment. This Agreement may be amended in any and every respect only by agreement in writing executed by both parties hereto.



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         13. Section Headings. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

         14. Entire Agreement. With the exception of the Confidentiality, Assignment and Noncompetition Agreement of even date herewith, and the Executive's stock option agreements with the Company, this Agreement terminates, cancels and supersedes all previous employment or other agreements relating to the employment of Executive with the Company or any predecessor, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE HAS READ THE ENTIRE AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

         15. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

         16. Survival. Sections 6 and 7 of this Agreement and this Section 16 shall survive any termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           EXECUTIVE:


                                           /s/ Phillip R. Thune
                                           -------------------------------------
                                           Phillip R. Thune



                                           FINDWHAT.COM

                                           By:  /s/ Robert B. Brahms
                                               ---------------------------------
                                           Its:  CEO
                                               ---------------------------------




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